Exhibit 10.27

AMENDMENT TO EMPLOYMENT AGREEMENT
AND LONG TERM INCENTIVE PLAN OPERATING PROVISIONS

This agreement is made and entered into this 4th day of October 2000, by and between S.C. JOHNSON COMMERCIAL MARKETS, INC., Delaware corporation (“CMI”) and Gregory E. Lawton (“Employee”)

WHEREAS, CMI and employee have entered into an employment agreement dated November 8, 1999 (the “Employment Agreement”) and the Employee is a participant in the S. C. Johnson Commercial Markets, Inc. Long Term Incentive Plan (the “LTIP”) and has executed the Long Term Incentive Plan Operating Provisions (the “Operating Provisions”); and

WHEREAS, the Employment Agreement and the Operating Provisions must all be amended to provide favorable accounting treatment for CMI with respect to the Employee’s interests under the LTIP; and

WHEREAS, the Employee will benefit from such favorable accounting treatment.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth in the premises and below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.1  LTIP Revisions.    Employee acknowledges and accepts the provisions of the revised LTIP, a copy of which is attached to this agreement.

1.2  Employment Agreement.    Section 4.5 of the Employment Agreement is modified, in its entirety, to read as follows:

4.5  Provisions Applicable To All Purchased and Non-Purchased Shares And Options.

A)  Minimum Holding Period.    The Employee shall hold all Purchased Shares for at least 6 months from the date such Purchased Shares were purchased. The Employee shall hold all Non-Purchased Shares for at least six months from the date such Non-Purchased Shares were vested. The Employee shall hold all Company Shares acquired through the exercise of Options for at least 6 months from the date such Options were exercised.

B)  Transfer of Shares and Repurchase By Company.    The Company shall have the option, pursuant to Article V of the LTIP, to repurchase all Company Shares upon Employee’s termination of employment. The purchase price shall be the price determined pursuant to Article 5 of the LTIP as of the June 30 nearest the Employee’s termination of employment (or, if later, the June 30 nearest the date the Employee has held the

Company Shares for 6 months). Company shares may not be transferred except pursuant to Section 5.2 of the LTIP. An appropriate legend shall be placed on the Company shares identifying them as subject to its provisions of the LTIP.

C)  Discretion of Committee.    Employee acknowledges the Committee’s authority with respect to the LTIP, including the Committee’s authority to interpret the LTIP. Employee agrees to the Committee’s determination of the Company’s value based on its Cash Flow Return on Investment (“CFROI”).

D)  Withholding.    The Company shall have the authority to deduct or withhold, or require Employee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including Employee’s FICA obligation) required by law to be withheld with respect to any exercise of Employee’s rights under this Agreement.

1.3  Operating Provisions.    Section 1.5 of the Operating Provisions is modified, in its entirety, to read as follows:

1.5  Provisions Applicable To All Purchased and Non-Purchased Shares And Options.

A)  Minimum Holding Period.    The Employee shall hold all Purchased Shares for at least 6 months from the date such Purchased Shares were purchased. The Employee shall hold all Non-Purchased Shares for at least 6 months from the date such Non-Purchased Shares were vested. The Employee shall hold all Company shares acquired through the exercise of Options for at least 6 months from the date such options were exercised.

B)  Transfer of Shares and Repurchase By Company.    The Company shall have the option, pursuant to Article V of the LTIP, to repurchase all Company Shares upon Employee’s termination of employment. The purchase price shall be the price determined pursuant to Article 5 of the LTIP as of the June 30 nearest the Employee’s termination of employment (or, if later, the June 30 nearest the date the Employee has held the Company shares for 6 months). Company shares may not be transferred except pursuant to Section 5.2 of the LTIP. An appropriate legend shall be placed on the Company shares identifying them as subject to its provisions of the LTIP.

C)  Discretion of Committee.    Employee acknowledges the Committee’s authority with respect to the LTIP, including the Committee’s authority to interpret the LTIP. Employee also acknowledges the Committee’s determination of the Company’s value based on its Cash Flow Return on Investment (“CFROI”).

D)  Withholding.    The Company shall have the authority to deduct or withhold, or require Employee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including Employee’s FICA obligation) required by law to be withheld with respect to any exercise of Employee’s rights under these provisions.

A WITNESS WHEREOF the parties hereto have executed this agreement as of the day, month and year first above written.

S.C. JOHNSON COMMERCIAL MARKETS, INC.

By:	/s/ JOANNE BRANDEs
JoAnne Brandes

/s/ GREGORY E. LAWTON
Gregory E. Lawton (Employee)